FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (this "Amendment") dated March 13, 2020, is entered into by and between GLOBUS MEDICAL, INC., a Delaware corporation and GLOBUS MEDICAL NORTH AMERICA, INC., a Pennsylvania corporation  (each individually, a "Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").  Each reference herein to “Borrower” shall mean each and every party, collectively and individually, defined above as a Borrower.

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated May 3, 2016, as amended from time to time ("Credit Agreement").

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1.Section 5.7. is hereby deleted in its entirety, and the following substituted therefor:

"SECTION 5.7.      DIVIDENDS, DISTRIBUTIONS.  Declare or pay any dividend or distribution either in cash, stock or any other property on Borrower's stock now or hereafter outstanding, nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower's stock now or hereafter outstanding; provided however, that Borrower may pay up to $200,000,000.00 for the repurchase of Borrower’s shares. Notwithstanding, nothing herein shall restrict or otherwise inhibit Globus Medical North America, Inc.’s right to declare or pay any dividend or distribution of cash, stock, or any other property to Globus Medical, Inc."

2.The effective date of this Amendment shall be the date that all of the following conditions set forth in this Section have been satisfied, as determined by Bank and evidenced by Bank’s system of record.  Notwithstanding the occurrence of the effective date of this Amendment, Bank shall not be obligated to extend credit under this Amendment or any other Loan Document until all conditions to each extension of credit set forth in the Credit Agreement have been fulfilled to Bank's satisfaction.

(a)Approval of Bank Counsel.  All legal matters incidental to the effectiveness of this Amendment shall be satisfactory to Bank's counsel.

(b)Documentation.  Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed by all parties:

(i)	This Amendment and each promissory note or other instrument or document required hereby.
(ii)	Corporate Resolutions and Certificate of Incumbency Borrower (2).
(iii)	Such other documents as Bank may require under any other Section of this Amendment.

(c)Regulatory and Compliance Requirements. All regulatory and compliance requirements, standards and processes shall be completed to the satisfaction of Bank.

3.Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification.  All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment.  This Amendment and the Credit Agreement shall be read together, as one document.

(Rev. 12/18)

4.Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Amendment to be executed as a sealed instrument and to be effective as of the effective date set forth above.

WELLS FARGO BANK,

GLOBUS MEDICAL, INC.  NATIONAL ASSOCIATION

By: /s/ KEITH PFEIL                           (SEAL)By: /s/ JOSEPH J. DEMARCO, JR.

     KEITH PFEIL,       JOSEPH J. DEMARCO, JR.,

     CHIEF FINANCIAL OFFICER        SENIOR VICE PRESIDENT

GLOBUS MEDICAL NORTH AMERICA, INC.

By: /s/ KEITH PFEIL                          (SEAL)

     KEITH PFEIL,

     CHIEF FINANCIAL OFFICER

(Rev. 12/18)